UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 9, 2014

Emmaus Life Sciences, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-53072	41-2254389
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

20725 S. Western Avenue, Suite 136, Torrance, CA 90501

(Address of principal executive offices)  (Zip code)

Registrant’s telephone number, including area code  310-214-0065

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

(a)                                 Direct Financial Obligation.

Between May 12, 2014 and June 11, 2014, Emmaus Life Sciences, Inc. (the “Company”) issued $1.5 million of notes (“Notes”) convertible into shares of the Company’s common stock, par value $.001 per share (“Shares”). The Company received proceeds from the Note issuances equal to the face amount of the issued Notes.  The Company may issue up to an additional $0.8 million of Notes prior to June 30, 2014 based on indications of interest that have been received by the Company, but there can be no assurance that any additional Notes will be issued.

The Notes bear interest at a rate of ten percent (10%) per annum, mature two years after the date of issuance and may be accelerated upon the occurrence of customary events of default.  The Notes are convertible into Shares starting one year after issuance at a conversion price of $7.00 per Share.  In addition, if the Company completes a qualified public offering the principal amount of the Notes will automatically convert into Shares at a conversion price equal to 80% of the initial public offering price of the Shares in the qualified public offering.

Each of the purchasers of units consisting of Shares and warrants to purchase Shares (each, a “Unit Purchaser”) pursuant to a Subscription Agreement, dated as of September 11, 2013 (a “Subscription Agreement”), is entitled to participation rights with respect to the issuance of the Notes pursuant to the terms of the Subscription Agreement between the Company and such Unit Purchaser (the “Participation Rights”).  The Participation Rights entitle each Unit Purchaser to purchase a percentage of the total Notes issued equal to such Unit Purchaser’s pro rata share of the outstanding Shares on a fully-diluted basis.  If any Unit Purchasers exercise their Participation Rights, the Company expects to issue additional Notes in accordance with the terms of the Participation Rights.  There can be no assurance that any Unit Purchaser will exercise their Participation Rights or that any Notes will be issued to any Unit Purchasers.

Item 8.01                                           Optional Disclosure of Other Events.

Between June 6, 2014 and June 10, 2014, certain Unit Purchasers exercised their existing warrants to purchase an aggregate of 1,095,466 Shares (the “Exercised Warrants”) for the cash exercise price of $3.50 per Share, resulting in the Company receiving aggregate exercise proceeds of $3.8 million.  On June 10, 2014, the Company, based on an offer made to the Unit Purchasers in connection with their exercises of the Exercised Warrants, issued an aggregate of 1,095,466 warrants (“Replacement Warrants”), with each Unit Purchaser receiving Replacement Warrants to purchase the number of Shares purchased by such Unit Purchaser pursuant to the Exercised Warrants.  The Replacement Warrants expire on September 11, 2018, the expiration date of the Exercised Warrants, and have terms that are generally the same as the Exercised Warrants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMMAUS LIFE SCIENCES, INC.

Date: June 13, 2014

	By:	/s/ Peter Ludlum
	Name:	Peter Ludlum
	Title:	Chief Financial Officer